Exhibit 99.1

Frequency Therapeutics Provides Business Updates and Second Quarter 2023 Financial Results

LEXINGTON, Mass. August 10, 2023, Frequency Therapeutics, Inc. (Nasdaq: FREQ) today announced business updates and financial results for the second quarter ended June 30, 2023.

In July, the Company announced that it entered into a definitive merger agreement with Korro Bio, Inc., a leading RNA editing company focused on the discovery and development of novel genetic medicines. After the anticipated consummation of the merger, the combined company will operate under Korro Bio, Inc. with a focus on the advancement of Korro Bio’s portfolio of RNA editing programs and will trade on Nasdaq under the ticker symbol “KRRO.” The merger is expected to close in the fourth quarter of 2023, subject to approval by Frequency Therapeutics’ stockholders and other customary closing conditions.

Frequency Therapeutics continues to explore strategic alternatives for its pre-clinical remyelination program for multiple sclerosis. If it has not otherwise monetized its remyelination program by the closing of the merger, Frequency Therapeutics stockholders of record will be issued a contingent value right (CVR) for each outstanding share of Frequency Therapeutics common stock held by such Frequency Therapeutics stockholder prior to the closing of the proposed merger. The CVR would represent the right to receive certain cash payments from proceeds received by Frequency Therapeutics related to the program.

Second Quarter 2023 Financial Results

Cash Position: As of June 30, 2023, Frequency had cash, cash equivalents and marketable securities of $46.5 million (excluding restricted cash). In April, the Company prepaid all outstanding loans, eliminating its debt burden.

Research and Development Expenses: Research and development expenses were $4.6 million for the three months ended June 30, 2023, as compared to $13.3 million for the comparable period of 2022. Research and development expenses were $15.9 million for the six months ended June 30, 2023, as compared to $27.1 million for the comparable period of 2022. Excluding stock-based compensation expense of $0.2 million for the three months ended June 30, 2023 and $1.0 million for the six months ended June 30, 2023, research and development expenses for the three and six months ended June 30, 2023, were $4.4 million and $14.9 million, respectively.

General and Administrative Expenses: General and administrative expenses were $7.2 million for the three months ended June 30, 2023, as compared to $8.0 million for the comparable period of 2022. General and administrative expenses were $16.4 million for the six months ended June 30, 2023, as compared to $17.5 million for the comparable period of 2022. Excluding stock-based compensation expense of $2.7 million for the three months ended June 30, 2023 and $5.3 million for the six months ended June 30, 2023, general and administrative expenses for the three and six months ended June 30, 2023 were $4.5 million and $11.1 million, respectively.

Net Loss: Net loss was $10.8 million for the three months ended June 30, 2023, as compared to $21.3 million for the comparable period of 2022. Net loss was $30.3 million for the six months ended June 30, 2023, as compared to $44.7 million for the comparable period of 2022. The period over period decreases in net loss were primarily due to the discontinuation of the Company’s hearing program in Q1 2023.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the proposed transaction involving Frequency Therapeutics and Korro Bio including the conditions to, and timing of, closing of the proposed transaction, possible strategic alternatives for the Company’s MS program, the combined company’s expected cash, cash equivalents and marketable securities, the listing of the combined company on Nasdaq, the parties’ ability to consummate the proposed transaction, the CVR, the potential of RNA editing, the development and treatment potential of Korro Bio’s approach and its OPERA platform, the potential sale of Frequency Therapeutics’ pre-clinical remyelination program for multiple sclerosis, including the timing of any sale, the treatment potential of Frequency Therapeutics’ pre-clinical remyelination program for multiple sclerosis, and the sufficiency of the Company’s capital resources.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the ability of Frequency and Korro Bio to integrate their businesses successfully and to achieve anticipated synergies; the possibility that other anticipated benefits of the proposed merger transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; potential litigation relating to the proposed merger transaction that could be instituted against Frequency, Korro Bio or their respective directors; possible disruptions from the proposed merger transaction that could harm Frequency’s and/or Korro Bio’s respective businesses; the ability of Frequency and Korro Bio to retain, attract and hire key personnel; potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the completion of the proposed merger transaction; potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed merger transaction that could affect Frequency’s or Korro Bio’s financial performance; certain restrictions during the pendency of the proposed merger transaction that may impact Frequency’s or Korro Bio’s ability to pursue certain business opportunities or strategic transactions; legislative, regulatory and economic developments; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors

These and other important factors discussed under the caption “Risk factors” in the Company’s Form S-4 filed with the Securities and Exchange Commission (SEC) on July 27, 2023, the Company’s Form 10-Q filed with the SEC on August 10, 2023, and its other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About Frequency Therapeutics

Headquartered in Lexington, Mass., Frequency Therapeutics is pioneering a new category in regenerative medicine that aims to restore human function by developing therapeutics that activate a person’s innate regenerative potential within the body through the activation of progenitor cells. The Company’s lead preclinical program is designed to activate oligodendrocyte precursor cells with the goal of driving remyelination and potential functional recovery for individuals living with multiple sclerosis. For more information, visit www.frequencytx.com.

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Frequency Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$4,594	$13,273	$15,949	$27,054
General and administrative	7,237	8,000	16,393	17,477
Total operating expenses	11,831	21,273	32,342	44,531
Loss from operations	(11,831)	(21,273)	(32,342)	(44,531)
Interest income	346	425	869	520
Interest expense	-	(208)	(284)	(386)
Other income (expense), net	694	(227)	1,447	(260)
Loss before income taxes	(10,791)	(21,283)	(30,310)	(44,657)
Income tax	(5)	(2)	(29)	(14)
Net loss	$(10,796)	$(21,285)	$(30,339)	$(44,671)
Net loss per share attributable to common stockholders-basic and diluted	$(0.30)	$(0.61)	$(0.85)	$(1.28)
Weighted-average shares of common stock outstanding-basic and diluted	35,800,821	34,976,409	35,563,754	34,894,001

Frequency Therapeutics, Inc.

Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	June 30, 2023	December 31, 2022
Cash, cash equivalents and marketable securities	$46,478	$83,097
Working capital	40,051	66,467
Total assets	79,383	121,238
Total liabilities	33,975	52,043
Accumulated deficit	(292,004)	(261,665)
Total stockholders' equity	45,408	69,195